Narrative Form of Series E Stock Certificate [FACE OF CERTIFICATE]

                         Incorporated Under The Laws of
                                     Nevada

                              BIOMUNE SYSTEMS, INC.
Number _____                                                 _________ Shares

          Series E 8% Cumulative Convertible Non-Voting Preferred Stock

                        SEE RESTRICTIVE LEGEND ON REVERSE

THIS CERTIFIES THAT _____________ is the recordholder of ___________________ shares of Series E 8% Cumulative Convertible Non-Voting Preferred Stock, $0.0001 par value per share, of Biomune Systems, Inc., transferable only on the Books of the Corporation by the holder hereof in person, or by duly authorized attorney, on the surrender of this certificate properly endorsed.

IN WITNESS WHEREOF the duly authorized officers of this Corporation have hereunto subscribed their names and caused the Seal to be hereto affixed at Salt Lake City, Utah this ___ day of ______________, ____ A.D.


------------------------------             -----------------------------------
                   , Secretary                                  , President


                         Shares $0.0001 EachREVERSE SIDE OF CERTIFICATE:

   For value received, ______ hereby sell, assign and transfer unto___________ ______________ shares of the Capital Stock represented by the within
Certificate, and do hereby irrevocably constitute and appoint ________________ to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.


Dated:  _______________________, ____

In presence of
  -------------------------------            -------------------------------


NOTICE: THE SIGNATURES ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAMES AS WRITTEN UPON THE FACE OF THIS CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THAT ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR THE CORPORATION RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO IT THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY. A FULL STATEMENT OF THE VOTING POWERS, DESIGNATIONS, PREFERENCES, LIMITATIONS, RESTRICTIONS AND RELATIVE RIGHTS GRANTED TO OR IMPOSED UPON THE RESPECTIVE
CLASSES AND FOR SERIES OF SHARES OF STOCK OF THE CORPORATION AND THE QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS OF SUCH RIGHTS MAY BE OBTAINED BY ANY SHAREHOLDER UPON REQUEST AT THE PRINCIPAL OFFICE OF THE CORPORATION AND THE CORPORATION WILL FURNISH SUCH SHAREHOLDER, WITHOUT CHARGE, A COPY OF SUCH STATEMENT.